Exhibit 99.1

                         ROBERTS REALTY INVESTORS, INC.

CONTACT:                                                   FOR IMMEDIATE RELEASE
--------                                                   ---------------------
Charles R. Elliott                                               January 9, 2001
Chief Financial Officer

Telephone: (770) 394-6000
Fax:       (770) 396-0706


                         ROBERTS REALTY INVESTORS, INC.
                            ANNOUNCES THE SALE OF ITS
                     ROSEWOOD PLANTATION APARTMENT COMMUNITY

ATLANTA, GA -- Roberts Realty Investors, Inc. (AMEX: RPI) announces it closed the sale of its 152-unit Rosewood Plantation apartment community, which it developed and constructed in 1993. The sales price was $14,800,000 or $97,368 per unit, which is equal to an 8.2% capitalization rate.

Mr. Charles R. Elliott, the company's Chief Financial Officer, stated, "Although Rosewood Plantation has consistently produced very good financial results for us, its small size does not fit into our long-term growth strategy." The company intends to redeploy the net cash proceeds of $5.9 million into new properties as part of a Section 1031 tax-deferred exchange. The company expects the yield and long-term growth to be greater in the new properties.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may be adversely affected by local economic and market conditions in Atlanta and Charlotte; the Atlanta and Charlotte markets may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of new communities in Atlanta and Charlotte may not be completed on schedule; and financing may not be available or, if available, not on favorable terms.